Exhibit 99.1

Menlo Therapeutics and Foamix Pharmaceuticals Complete Merger, Creating a Combined Company Focused on the Development and Commercialization of Therapeutics for Dermatologic Indications

BRIDGEWATER, N.J., March 9, 2020 – Menlo Therapeutics Inc. (Nasdaq: MNLO) (“Menlo” or the “Company”) announced today the completion of its merger with Foamix Pharmaceuticals Ltd. (Nasdaq: FOMX) (“Foamix”) following the satisfaction of all closing conditions required by the merger agreement.

Upon completion of the merger, pursuant to the terms of the merger agreement, Foamix became a wholly owned subsidiary of Menlo. Under the terms of the merger, Foamix shareholders received 0.5924 of a share of Menlo common stock for each Foamix share owned, as well as a non-transferrable contingent stock right. These contingent stock rights potentially allow Foamix shareholders to receive additional shares of Menlo common stock based on the results of Menlo’s Phase 3 trials of serlopitant for the treatment of pruritus associated with prurigo nodularis, as more fully described in the companies’ joint proxy statement/prospectus on Form S-4. Foamix ordinary shares ceased trading as of the close of trading on March 6, 2020. On March 9, 2020, newly issued Menlo shares will commence trading under the ticker “MNLO” on Nasdaq.

“This is an exciting day as we take a significant step toward becoming a broad dermatology franchise. The combined company already has an approved, commercial-stage product, AMZEEQ™, and several late-stage product candidates with several meaningful near-term catalysts,” said David Domzalski, who became the Chief Executive Officer of Menlo upon the closing of the merger. “I am excited about the opportunities ahead for the combined company as we work towards improving the lives of patients with a differentiated and innovative product pipeline.”

Since announcing the transaction on November 11, 2019, the Company achieved a major milestone with the launch of its first product, AMZEEQ™ for the treatment of inflammatory lesions of non-nodular moderate to severe acne vulgaris in adults and pediatric patients 9 years of age and older. “We are encouraged by the initial performance and activities in support of the launch of AMZEEQ,” continued Mr. Domzalski. In the coming weeks, the Company anticipates announcing the results of its Phase 3 clinical trials of serlopitant for the treatment of pruritus associated with prurigo nodularis. Additionally, the Company expects to announce the results of its Phase 2 clinical trial for FCD105 (minocycline 3% and adapalene 0.3% foam) for the treatment of acne in the second quarter of 2020. The Company has also taken meaningful steps towards facilitating a successful integration and capitalizing on expected cost synergies.

Company Management and Board Appointees

Effective upon the closing of the merger, Foamix’s management team will manage the Company, led by David Domzalski as Chief Executive Officer.

As part of the transaction, Foamix has designated five of its pre-closing directors, David Domzalski, Sharon Barbari, Rex Bright, Anthony Bruno and Stanley Hirsch to serve as members of the Menlo Board of Directors. Menlo has designated two of its pre-closing directors, Steve Basta, Menlo’s Chief Executive Officer prior to the consummation of the merger, and Elisabeth Sandoval, to be directors of the Company following the merger.

Tax Consequences

For a summary of the tax ruling the parties received from the Israeli Tax Authority relating to the transaction, please see Menlo’s Current Report on Form 8-K it intends to file with the SEC later today.

Exchange Agent

Foamix shareholders with questions about their shares can contact American Stock Transfer & Trust Company, LLC at (877) 248-6417.

Conference Call

There will be a conference call at 8:30 a.m. Eastern Time on Thursday, March 12th during which management of Menlo will provide a corporate update.

Toll Free:	877-407-0784

International:	201-689-8560

Conference ID:	13700089

Webcast:	http://public.viavid.com/index.php?id=138439

A replay of the call will be archived on the Company’s website at www.menlotherapeutics.com promptly after the conference call.

Advisors

Barclays acted as exclusive financial advisor to Foamix. Skadden, Arps, Slate, Meagher & Flom, LLP and Meitar Law Offices acted as Foamix’s legal counsel in connection with the transaction. Guggenheim Securities, LLC acted as exclusive financial advisor to Menlo. Latham & Watkins LLP and Herzog, Fox & Neeman acted as Menlo’s legal counsel in connection with the transaction.

About Menlo Therapeutics

Menlo Therapeutics Inc. is a different type of biopharmaceutical company working to solve some of today’s most difficult therapeutic challenges in dermatology and beyond.

With expertise in topical medicine innovation as a springboard, the Company is working to develop and commercialize a variety of solutions using its proprietary Molecule Stabilizing Technology (MST™), and has received FDA approval for the world’s first topical minocycline, AMZEEQTM. In addition, the Company is focused on the development of serlopitant, a once-daily oral NK1 receptor antagonist, as a novel potential treatment option for pruritus associated with prurigo nodularis.

Menlo uses its website as a channel to distribute information about Menlo and its products and product candidates from time to time. Menlo may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Menlo’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts. For more information, visit www.menlotherapeutics.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expectations with respect to the anticipated announcement of results of Menlo’s clinical trials for pruritus associated with prurigo nodularis, statements regarding the development and commercialization of Menlo’s products and product candidates and other statements regarding the future expectations, plans and prospects of Menlo. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on Menlo’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, Menlo’s ability to successfully integrate the two companies; the achievement of certain expected cost synergies; the outcome of any legal proceedings related to the merger; the outcome and cost of clinical trials for current and future product candidates, including those for serlopitant; determination by the FDA that results from Menlo’s clinical trials are not sufficient to support registration or marketing approval of product candidates; adverse events associated with the commercialization of AMZEEQ™; the outcome of pricing, coverage and reimbursement negotiations with third party payors for AMZEEQ™ or any other products or product candidates that Menlo may commercialize in the future; whether, and to what extent, third party payors impose additional requirements before approving AMZEEQ™ prescription reimbursement; the eligible patient base and commercial potential of AMZEEQ™ or any of Menlo’s other product or product candidates; risks that Menlo’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of Menlo’s patents may be held to be narrowed, invalid or unenforceable or one or more of Menlo’s patent applications may not be granted and potential competitors may also seek to design around Menlo’s granted patents or patent applications; additional competition in the acne and dermatology markets; inability to raise additional capital on favorable terms or at all; Menlo’s ability to recruit and retain key employees; and Menlo’s ability to stay in compliance with applicable laws, rules and regulations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Menlo’s actual results to differ from those contained in the forward-looking statements, see the sections titled “Risk Factors” in (i) Menlo’s most recent annual report on Form 10-K, (ii) Foamix’s most recent quarterly report on Form 10-Q and (iii) Menlo’s definitive joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission under Rule 424(b)(3) on January 7, 2020, as well as discussions of potential risks, uncertainties, and other important factors in Menlo’s subsequent filings with the U.S. Securities and Exchange Commission. Although Menlo believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and Menlo undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

Media Relations:

Vusi Moyo

Zeno Group

312-396-9703

vusi.moyo@zenogroup.com

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

646-889-1200

jallaire@lifesciadvisors.com

Exchange Agent:
American Stock Transfer & Trust Company, LLC
(877) 248-6417